STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") agreement dated June 16, 2005, by between and among Tolga Katas ("Tolga") and Christine Marie ("Marie"), individuals who reside at 4305 Threshold Court, Las Vegas, Nevada 89032 ("Sellers") and Appian, Inc., a Nevada corporation with an office at 4014 South Splendor Way, Salt Lake City, Utah 84124 ("Purchaser").

         WHEREAS, Sellers own 100% of the issued and outstanding common stock of Tolga Media, Inc, a Nevada corporation ("TMI"); and

         WHEREAS, Sellers desire to sell and Appian desires to purchase 100% of the issued and outstanding shares of common stock of TMI, relying upon the representation that Sellers hold 100% of the issued and outstanding shares of TMI, in exchange for the issuance by Appian of 22.75 million shares of the common stock of Appian to Sellers, in the following percentages: Tolga 50%, Marie 50%.

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

         I.       Purchase and Sale.  Sellers  hereby  agree to sell,  transfer, assign and convey to Appian and Appian hereby agrees to purchase and acquire from Sellers, Ten Thousand (10,000) shares of the common voting stock of TMI.

         II. Purchase Price. The aggregate purchase price to be paid by Appian for the Ten Thousand (10,000) shares of common stock of TMI is Twenty-Two Million Seven Hundred Fifty Thousand
                  (22,750,000) shares of the common stock of Appian, these shares to be divided among Sellers in the percentages stated above.

         III. Warranties and Representations of Sellers. In order to induce Appian to enter into the Agreement and to complete the transaction contemplated hereby, Sellers warrant and represent to Appian that:

                  A. Organization and Standing. TMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

                  B. Ownership of the Shares. As of the Date hereof, Sellers are the only owners of the Ten Thousand (10,000) shares, representing 100% of the issued and outstanding shares of TMI, which 100% interest is being purchased by Appian pursuant to this Agreement, free and clear of all liens, encumbrances and restrictions.

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                  C.      Taxes.  TMI has  filed  all  federal,  state and local
                          income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on TMI or the shares of TMJ stock which are subject of this agreement.

                  D. Pending Actions. There are no material legal actions. lawsuits proceedings or investigations, either administrative or judicial, pending or to the knowledge of Sellers or TMI threatened, against or affecting TMI and or the threatened, against or affecting TMI and or the TMI shares of common stock. TMI is not in violation of any material law, ordinance or regulation of any kind whatever.

                  E. Governmental Regulation. The completion of the transactions contemplated by the Agreement will not, in and of itself, violate any governmental law, rule or regulation which would in any way affect or jeopardize the validity of this Agreement.

                  F. Ownership of Assets. Sellers have good, marketable title, without any governmental law, rule or regulation which would in any way affect or jeopardize the validity of this Agreement.

                  G. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached herotic, if any, contains any materially statement, or omits any fact or statement necessary to make the other statements or facts thein set forth not materially misleading.

                  H. Validity of the Agreement. All corporate action and other proceedings required to be taken by TMI in order for Sellers to enter into and to carry out the Agreement have been duly and properly taken. No additional corporate or action on the part of TMI or Sellers is required in connection with this Agreement, or the transaction contemplated herein. The Agreement has been duly executed by the Sellers and constitutes their valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other law relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate TMI's Certificate of Incorporation or document or undertaking, oral or written, to which TMI is a party or is bound or may be affected, nor will such execution, delivery and carrying our violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by TMI can continue to be so conducted after completion of the transaction contemplated hereby.

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                  I.      Enforceability  of the  Agreement.  When duly executed
                          and delivered, the Agreement and the Exhibits hereto, if any, which are incorporated herein and made a part hereof are legal, valid and enforceable by Appian according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery. Appian will have acquired title in and to the TMI common shares free and clear of all claims. Liens and encumbrances.

                  J. Assets. TMI has free and clear title to the following assets:

                               1. Playlist concept

                               2. Gingerbread Media

                               3. And other related concepts and technologies.

         IV. Warranties and Representation of Appian. In order to induce Sellers to enter into the Agreement and to complete the transaction contemplated hereby, Appian warrants and represents to the Sellers that:

                  A. Organization and Standing. Appian is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

                  B. No Misleading Statement or Omissions. Neither the Agreement nor any statement, exhibit, schedule or document if any attached hereto contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts herein set forth not materially misleading.

                  C. Validity of the Agreement. All corporate action and proceedings required to be taken by Appian in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by Appian and constitutes a valid and binding obligation of Appian. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the reach of any of the terms or conditions of, or constitute a default under or violate, Appian's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking oral or written to which Appian is a party or is bound or may be affected.

                  D. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto if any which are incorporated herein and made a part hereof are legal, valid, and enforceable by Sellers

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                          according to their terms. And that at the time of such
                          execution and delivery, Sellers will have acquired good, marketable title in and to the Appian shares acquired herein, free and clear of all liens and encumbrances.

         V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the agreement and payment pursuant hereto.

         VI.      Conditions Precedent to Closing

                  A. The obligations of the Sellers under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                          1. That Appian's representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                          2. That Appian arid its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by then prior to or at the time of Closing.

                  B. The obligations of Appian under the Agreement shall be and are subject to fulfillment, prior to at the Closing or subsequent to the Closing of each of the following conditions:

                          1. That Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and:

                          2. That Sellers shall have performed or complied with all agreements terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing. It is the intent of the parties hereto that TMI will be dissolved as an entity after closing and that at Closing any and all of its assets will be transferred to Appian, including the Playlist concept and Gingerbread Media.

         VII. Termination. The agreement may be terminated at any time before or at Closing by:

                  A.      The mutual agreement of the parties:

                  B.      Any party if:

                          1. Any provision of the Agreement applicable to a party shall be materially untrue or fail to be accomplished.

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                          2.        Any  legal   proceeding   shall   have  been
                                    instituted    or   shall    be    imminently
                                    threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and not party shall be liable to the other.

         VIII. Miscellaneous Provisions This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         IX. Closing. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 10:00 A.M. MDT on June 16,2005. The closing shall occur at such as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

         X. Notice. Notice to a party herein or other communication required or permitted by this Agreement must be in writing and will be deemed to be properly given when delivered in person to an officer of Appian or to one of the Sellers. When deposited in the United States mails for the transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for the transmittal, or when sent by facsimile transmission charges prepaid provided that the communication is addressed.

                                     Tolga Katas
                                     Christine Marie
                                     4305 Threshhold Court
                                     Las Vegas, Nevada
                                     Telephone:   702- 649-8949
                                     Mobile:  702-795-6676

                                     Appian, Inc.
                                     4014 South Splendor Way
                                     Salt Lake City, UT 84124
                                     Telephone:        (801) 243-4498
                                     Facsimile:        (801)

         XI.      Governing  Law.  The  Agreement   shall  be  governed  by  and
                  construed in accordance with the internal laws of the State of Nevada.

         XII. Counterparts. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

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         XIII.    Recision.  In the  event  the  sum of  $500,000.00  can not be raised from investors by December 31, 2005 this agreement can be rescinded by mutual agreement of all parties. If the agreement is rescinded all assets will be returned to Tolga and Marie and all stock will be returned to Appian and there will be no further ~-obligations between the parties.


         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.


                                     Sellers:



                                     /s/ Tolga Katas
                                     --------------------------------
                                     Tolga Katas


                                     /s/ Christine Marie
                                     --------------------------------
                                     Christine Marie



                                     Appian Inc.



                                     By:    /s/ F. Briton McConkie
                                         ----------------------------
                                     Its:  President




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